EXHIBIT 11

STATEMENT REGARDING COMPUTATION

OF PER SHARE EARNINGS

				SHARES
For the three months ended March 31, 2005

Basic Shares outstanding at March 31, 2005				1,762,447

Net income after tax	$98,899	=	$.06 per share

Basic Shares outstanding	1,762,447

For the nine months ended March 31, 2005

Basic Shares outstanding at March 31, 2005				1,762,447

Net income after tax	$72,381	=	$.04 per share

Basic Shares outstanding	1,762,447

For the three months ended March 31, 2005

Diluted Shares outstanding at March 31, 2005				1,835,226

Net income after tax	$98,899	=	$.05 per share

Diluted Shares outstanding	1,835,226

For the nine months ended March 31, 2005

Diluted Shares outstanding at March 31, 2005				1,835,226

Net income after tax	$72,381	=	$.04 per share

Diluted Shares outstanding	1,835,226

Note: Basic earnings per share is computed as earnings divided by weighted average basic shares outstanding. Diluted Shares outstanding includes the difference between 105,501 stock options outstanding less 32,722 shares that could be purchased using the option exercise proceeds should all stock options be exercised. When a loss occurs, Diluted (loss) per share and Basic (loss) per share are the same.

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